                                                                   EXHIBIT 10.13

                               MASTER AGREEMENT

                                    BETWEEN

               TUT SYSTEMS INC. AND COMPAQ COMPUTER CORPORATION



This is an agreement ("Agreement" as hereinafter more fully defined) between Compaq Computer Corporation ("Compaq" as hereinafter more fully defined) having its principal address at 20555 S.H. 249, Houston, Texas 77070, and Tut Systems, Inc. ("Tut" as hereinafter more fully defined) having its principal address at 2495 Estand Way, Pleasant Hill, CA, 94523-3911 with an effective date of April 21, 1998.

1.  BACKGROUND.
    ----------

    Compaq designs, manufactures and distributes computers for use by consumers in various environments, including their homes, and Tut designs and manufactures devices that connect personal computers.

    Compaq and Tut desire to work together to provide devices and methods that improve the connectivity of such computers and consumer devices.

    In consideration of the mutual promises and covenants herein and for other good and valuable consideration, Compaq and Tut agree as follows:

2.  SCOPE.
    -----

    This Agreement contains the terms and conditions that will apply to various business transactions contemplated by the parties and more fully described herein and in various Project Statements as hereinafter more fully defined and attached hereto.

3.  ALLIANCE RESPONSIBILITIES.
    -------------------------

    The parties' responsibilities under this Agreement include, but are not limited to the following:

    a. Technology Advisory Board. The parties shall create a Technology Advisory
       -------------------------
       Board that shall be responsible for advising the parties, subject to appropriate protection of confidential information, on technology trends, current and future needs and other such technology topics as the members may select. The board shall meet periodically during the Term of this Agreement. The board shall consist of

       i. a member from Compaq, representing a computer systems perspective, and
       ii.  a member from Tut, representing a connectivity perspective, and
       iii. a third member, selected by Compaq and Tut, representing a software operating system or application perspective, and
       iv. fourth and or fifth members, as required and selected by the majority of the other members of the Technology Board.

    b. Right Of First Offer. Tut shall offer first to Compaq, the opportunity to
       --------------------
       participate in the design, development, manufacture, distribution, and sale of home data connectivity technology that provides connectivity greater than [*]. Compaq shall have thirty (30) days to evaluate such offer and respond to Tut.

       In the event that Compaq elects to have home data connectivity technology greater than [*] designed and developed by a third party, then Compaq may, but is not obligated to, solicit such development activity from Tut.

    c. Partner Pricing Or Licensing. The parties agree that in a Project
       ----------------------------
       Statement where both parties contribute to the development, the prices paid, or license fees charged to the other party, if any, shall be less than that charged to any other party, independent of volume, tiered pricing, or other circumstance, other than as a joint participant in the development of such technology. Such partner discount shall be no less than [*]. No other PC OEM shall receive pricing or licensing terms from Tut more advantageous than those provided to Compaq.

    d. Right of First Refusal of Change of Control. During the period commencing
       -------------------------------------------
       on the Effective Date and ending on the earlier to occur of (1) the closing of an underwritten initial public offering of Tut's common stock and (2) the termination of this Agreement (the "Refusal Period"), in the event that Tut or any officer, director, agent, representative or affiliate which individually or together with any other Person (defined below) or group controls Tut (each a "Control Person" and collectively, the "Control Persons") receives an offer from any Persons set forth on
       Exhibit 1 to this Agreement (each a "Specified Person" and collectively, the "Specified Persons") to engage in an Acquisition Transaction (as defined below), Tut shall promptly notify Compaq in writing of such offer along with all of the material terms and conditions thereof, including, but not limited to, the identity of the offeror, nature of the transaction, price, nature of the consideration, and timing for closing. During the Term of this Agreement but only so long as Compaq maintains an equity position in Tut, Tut shall use all commercially reasonable efforts to ensure that none of the Control Persons takes or causes or permits any Person to take, directly or indirectly, any of the following actions with any of the Specified Person unless such actions concurrently are undertaken with Compaq: solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all of or any significant part of Tut's business, assets(including its HomeRun(TM) technology ), stock or other equity interest, whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Transaction"). If at any time during the Refusal Period Tut (or to the extent that Tut is able to influence them, the Control Persons) should desire to enter into or execute any agreement with any Specified Person relating to an Acquisition Transaction, Tut (or to the extent that the Corporation is able to influence them, the Control Persons) shall first offer Compaq the same opportunity proposed with respect to the Specified Person, and if Compaq agrees to substantially the same economic terms and conditions proposed with respect to such Specified Person within thirty three (33) days after Compaq's receipt of written notice of such opportunity (the "Notification Period"), then Tut (and/or each applicable Control Person) will enter into or execute such proposed agreement with Compaq rather than the respective Specified Person. For the purposes of this Agreement and without limitation to "Specified Persons", the term "Person" shall mean any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative association, individual or other entity, and their heirs, executors, administrators, legal representatives, successors and assigns of such a Person as the context may require. For the purposes of this Section only, Compaq's rights shall be secondary only to any similar rights that Microsoft may have, but in no case shall Compaq's Notification Period terminate any earlier than three (3) days later than Microsoft's.

    e. Notice of Inquiry: Tut shall promptly notify Compaq when Tut receives a
       -----------------
       valid inquiry from any Company identified in Exhibit 2 that, in its sole judgement may result in a Change of Control. Tut shall additionally provide Compaq such information as may be permitted under a non-disclosure



Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

       agreement, if any, with such Company, and shall provide updates that generally reflect the status of such inquiries.

4.  DEFINITIONS.
    -----------

    The capitalized terms as used within this Agreement shall have the same meaning as ascribed to the terms below.

    a. Activation - shall mean the initiation of access to a product as
       ----------
       authorized by the product owner, its distributor or agent.

    b. Agreement - shall mean this document, its attachments, all Project
       ---------
       Statements, any schedules, attachments or addenda referred to in Project Statements, and any amendments to the foregoing.

    c. Baseline Materials - shall mean Materials described in a Project
       ------------------
       Statement that are used as a starting point or baseline for a development project.

    d. Change Of Control - shall be deemed to have occurred with respect to a
       -----------------
       party if:

       (1) any person, entity or group (within the meaning of Rule 13d-5 under the Securities Exchange Act as in effect on the date hereof) shall come to own, directly or indirectly, beneficially or of record, voting securities representing more than 50% of the total voting power of such party; or

       (2) such party becomes a Subsidiary of some third party.

    e. Code - shall mean computer programming instructions. Unless specifically
       ----
       stated otherwise, Code shall include Software Code and Hardware Code and any Maintenance Modifications or Enhancements thereto created from time to time during the term of the relevant Project Statement.

       (1) Software Code - shall mean computer programming instructions in
           -------------
           Executable Code or Source Code forms.

           (1) Executable Code - shall mean the Code that results when Source Code is processed by a software compiler, assembler or other similar processor into the form generally intended for the End User.

           (2) Source Code - shall mean the programming instructions in all
               -----------
           forms other than Executable Code including related or imbedded comments, prologues and procedural language/code.

       (2) Hardware Code - shall mean those source instructions, descriptions
           -------------
           and definitions in a hardware descriptive language, for example Verilog or VHDL, that represent the design of an ASIC or programmable logic component including related or imbedded comments or prologues.

       (3) Compaq Code, Tut Code, or Third Party Code - shall mean Code in which
           -----------  --------     ----------------
           Compaq, Tut, or another, respectively owns the copyrights and other intellectual property rights or otherwise has sufficient authorization to grant or assert rights in such Code.

    f. Compaq - shall mean Compaq Computer Corporation and its Subsidiaries.
       ------

    g. Tut- shall mean Tut Systems, Inc. and its Subsidiaries.
       ---

    h. Deliverables - shall mean any Materials which are required to be
       ------------
       delivered by a party hereunder as set forth in a Project Statement.

    i. Derivative Work - shall mean a work which is based upon one or more
       ---------------
       preexisting works, such as a revision, enhancement, modification, translation, abridgment, condensation, expansion, or any other form in which such a preexisting work may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute copyright infringement under United States law.

    j. Development Environment - shall mean (1) the devices, code,
       -----------------------
       documentation, development tools, including compilers, workbenches, tools, build scripts, object libraries and higher-level or proprietary languages, used or required by a party for the development, test, maintenance, support, implementation, manufacture or distribution of any Deliverable other than Hardware, and (2) for the Hardware, the build scripts, make files, bond-out files and documentation required to synthesize and produce an ASlC sign-off tape from the Hardware Code. The components of the Development Environment shall be described and identified by name and version. Unless otherwise provided in a Project Statement, the Development Environment shall not include any third party commercial libraries, tools, products or foundry proprietary libraries necessary to produce a sign-Off tape used as part of the Development Environment.

    k. Documentation - shall mean media that relate to particular Code or
        ------------
       Hardware. Unless specifically stated otherwise, Documentation shall include any Maintenance Modifications or Enhancements to such Documentation created from time to time during the term of the relevant Project Statement.

    l. Enhancements - shall mean changes or additions, other than Maintenance
       ------------
       Modifications, to Code or Hardware and related Documentation, including all new releases, that improve functions, add new functions, or improve performance by changes in system design or coding.

    m. Error - shall mean a statement or condition:
       -----

       (1) in Code or Hardware that is not in conformity with the functions described in the relevant Project Statement or Documentation; or

       (2) in Documentation that is not in conformity with the relevant Project Statement or which causes a reasonably competent user to be unable to correctly operate the Code.

    n. General Availability - shall mean, with respect to a particular product,
       --------------------
       the date on which the product is made available for purchase by members of the general public.

    o. Hardware - shall mean computer systems, motherboards, ASICs components,
       --------
       adapter cards or other similar hardware.

    p. Invention - shall mean any idea, design, concept, technique, apparatus,
       ---------
       method, discovery or improvement, whether or not patentable, that is conceived or reduced to practice by one or more of the inventing party's employees during the term and in the performance of a Project Statement under this Agreement.

    q. Joint Invention - shall mean any idea, design, concept, technique,
       ---------------
       apparatus, method, discovery or improvement, whether or not patentable, that is first conceived or reduced to practice by one or more of Tut's employees with one or more of Compaq's employees, in the performance of a Project Statement; provided in the case of a patentable invention that a party's contribution in such shall meet the requirements for joint invention under United States law.

    r. Licensed Work - shall mean any Baseline Materials and/or Deliverables
       -------------
       licensed by one of the parties to the other pursuant to a Project Statement.

    s. Maintenance Modifications - shall mean any modifications or revisions,
       -------------------------
       other than Enhancements, to Code, Hardware, or Documentation that correct Errors or provide other incidental corrections.

    t. Materials - shall mean Code, Documentation, other written materials or
       ---------
       tangible media, including machine-readable media with Code or Documentation recorded thereon, Hardware, or any combination of the foregoing.

    u. Project Statements - shall mean documents which define specific projects
       ------------------
       to be implemented under this Agreement.

    v. Subsidiary - shall mean a corporation, company or other entity (1) more
       ----------
       than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (2) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such. corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto. However, such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

    w. Version - shall mean Derivative Works that result from changes or
       -------
       additions to Code and related Documentation that (1) provide additional value and utility and, as a practical matter, may be priced and offered separately as optional additions to the Code and Documentation, or (2) are not made available without separate charge.

5.  LICENSES.
    --------

    a. Licenses granted by any one party ("Licensor") to the other party ("Licensee"), if any, shall be as set forth in the applicable Project Statement. Examples of such licenses are:

       (1) Copyright Licenses. The following copyright license grants are
           ------------------
           available, but are not required, for inclusion in a Project Statement and may, in any event, be subject to more detailed terms and provisions set forth in the applicable Project Statement.

           (a) Full Copyright License. Under a Full Copyright License, Licensor
               ----------------------
               grants to Licensee a non- exclusive, worldwide, non-transferable license under Licensor's copyright rights to reproduce, execute, perform, display and distribute internally and/or externally copies of the Licensed Work, prepare or have prepared Derivative Works based upon such Licensed Work, and to reproduce, execute, perform, display and distribute internally and/or externally copies of such Derivative Works. Such license includes the right of the Licensee to grant sublicenses, of or within the scope of the license granted to it herein, to third-parties, including Licensee's distributors. Each licensed third party shall have a corresponding right to license other third-parties.

           (b) Limited Copyright License. Under a Limited Copyright License, the
               -------------------------
               Licensee receives the same grant of rights as provided under a Full Copyright License except for the rights to distribute either internally or externally and sublicense Source Code.

           (c) OEM Copyright License: Under an OEM Copyright License, Licensee
               ---------------------
               receives the same grant of rights as provided under a Limited Copyright License except for the right to prepare Derivative Works based upon Licensed Works and all rights with respect to Source Code.

           (d) Distribution Copyright License. Under a Distribution Copyright
               ------------------------------
               License, Licensee receives the same grant of rights as provided under an OEM Copyright License, except for the rights to reproduce Licensed Works or to sublicense such rights. The foregoing shall not be interpreted to prevent end-users or Licensee from making backup or archive copies of Code.

           (e) Internal Use Copyright License. Under an Internal Use Copyright
               ------------------------------
               License, Licensee receives the same grant of rights as provided under a Full Copyright License, except for the rights to distribute externally and sublicense Licensed Works.

       (2)  Other Copyright Matters.
            -----------------------

            (a) Pictorial, Graphic, Audio/Visual Works and Moral Rights. The
                -------------------------------------------------------
                licenses specified, in Sections 5a(1) through 5a(5) include corresponding licenses under Licensor's copyright and waiver of any moral rights to pictorial, graphic or audio/visual works, including icons, screens, music and characters, created as a result of execution of any Code or any Derivative Works thereof in accordance with the license.

            (b) Development Environment Materials. For all Development
                ---------------------------------
                Environment Materials not commercially available licensed under a Full Copyright License or a Limited Copyright License, Licensor shall grant to or obtain for Licensee a grant of right and license that shall be at least sufficient to allow Licensee to use delivered Code as set forth in a Project Statement.

            (c) Ownership of Derivative Works. Derivative Works created by
                -----------------------------
                Licensee pursuant to a Full Copyright License or Limited Copyright License shall be owned by Licensee subject the intellectual property rights of Licensor in the relevant Licensed Works.

            (d) Copyright Notices. Any publication by Compaq or Tut of
                -----------------
                copyrighted works shall contain an appropriate copyright notice in accordance with, and in the form prescribed by, the copyright statutes. Each party shall not alter, modify or delete the other party's copyright notice without the other party's written consent.

            (e) Registrations. Each party shall be responsible for registration
                -------------
                of its Licensed Works and Derivative Works with the US Copyright Office. If either party elects not to register any such Licensed Work or Derivative Work, the other party may at its option and expense register the Licensed Work or Derivative Work, but only in the name of, and as the agent of, the party owning the Licensed Work or Derivative Work.

            (f) Copyright Enforcement. Each party shall have the exclusive
                ---------------------
                right, but no obligation to, maintain the validity and enforceability of its copyrights in its Licensed Works and Derivative Works.

       (3)  Invention License. For each Project Statement, Licensor grants to
            -----------------
            the Licensee under all Inventions

            (other than Joint Inventions), applications filed on such Inventions, and patents issuing thereon, a worldwide, nonexclusive, nontransferable license to make, have made, use, have used, lease, sell, offer to sell, import or export and/or otherwise transfer Licensed Works incorporating such Inventions; and to practice and have practiced such Inventions, but only as necessary to make, have made, use or have used, lease, sell, import, export and/or otherwise transfer Licensed Works. Such Invention license does not extend to the manufacture, use, lease, sale, importation, exportation or other transfer of any combination or sub-combination which does not include Licensed Works.

    b. Unless modified in a Project Statement, the following sections shall apply:

       (1) Ownership of Inventions. The inventing party shall own each Invention
           -----------------------
           made by its employees, applications filed thereon and patents issuing thereon (subject to the license set forth in Section 5(a)3, except Joint Inventions which, unless specified otherwise in a Project Statement, shall be jointly owned.

       (2) With respect to Joint Inventions, Tut and Compaq shall share equally in the expenses of seeking and maintaining patent protection, provided that either party may elect at its own expense to seek and maintain patent protection if the other party declines to share expenses. Tut and Compaq may each license others under such Joint Inventions, applications filed thereon and patents issuing thereon without accounting to the other except.

    c. Notice of Patent Infringement. If either party becomes aware that an item
       -----------------------------
       it has produced under this Agreement infringes, or allegedly infringes, a patent of a third-party, that party agrees to notify the other party promptly in writing.

    d. Additional and/or Limited License Terms. Each Project Statement may
       ---------------------------------------
       contain provisions which add to and/or limit the licenses specified in this Section 5. in the event that added and/or limited provisions are not included in a Project Statement, the license types defined in this
       Section 5 shall be construed narrowly so as to grant only those rights specified. Except as expressly set forth in a Project Statement, no other licenses shall be deemed granted, at any time to either party, whether expressly, by implication, estoppel or otherwise.

6.  COMPENSATION.
    ------------

    a. Payment. Each party agrees to pay the other any fee, royalty, non-
       -------
       recurring expense ("NRE") reimbursement or other payment that may be specified in a Project Statement. Other than as specifically set forth in Project Statements, no other fees, royalties, NRE reimbursements or other payment obligations shall accrue under this Agreement.

    b. No Royalties for Certain Uses. Unless specified otherwise in a Project
       -----------------------------
       Statement, no royalty or other charge shall be payable by either party for any Licensed Works used for:

       (1) development, maintenance or support activities;

       (2) sales demonstrations or temporary customer testing periods, excluding customer evaluation units that convert to bona fide sales within one hundred twenty (120) days of any termination of this Agreement;

       (3) training or educational purposes that are directly related to the sales and/or licensing of the Licensed Works; or

       (4) back-up copies of Licensed Works subject to copyright protection.

    c. Payments. Payment obligations shall accrue only as stated in a project
       --------
       Statement.

       (1) For royalties, Licensee shall pay to Licensor within forty-five (45) days after the conclusion of each calendar quarter, the amount of payment obligations accruing during such calendar quarter, net of refunds to customers and adjustments as set forth in Section 6b, provided that payment obligations resulting from non-US activities may be paid within sixty (60) days after conclusion of the calendar quarter. Payment shall be accompanied by a summary of the basis for determining the amount of such payment and shall be paid in US dollars. Payment for activities in Countries where the transaction was stated in local currency will be. converted to US currency on the last business day of the quarter for which the payment is being made.

       (2) For other payment obligations, payments shall be made within forty-five (45) days after the receipt of an acceptable invoice detailing the nature and amount of the expense and the Project Statement reference indicating the payment obligation.

    d. Audit. The parties shall maintain complete and accurate accounting
       -----
       records, in accordance with generally acceptable accounting practices, to support and document payments payable in connection with activities hereunder. Such records shall be retained for a period of at least two
       (2) years alter the payments to which such records relate have been paid. Each party shall, upon written request, during normal business hours, but not more frequently than once each calendar year, provide access to such accounting records to an independent accounting firm chosen and compensated by the requesting party, for purposes of an audit. Such accounting firm shall be required to sign an agreement protecting the party's confidential information and shall be authorized to report only the amount of payments due and payable for the period requested. The requesting party shall bear the costs of the auditor unless it is determined by the auditor that there was an underpayment of royalties of five percent (5%) or greater in any calendar quarter period. In such event, the audited party shall bear the reasonable costs of the audit for such calendar quarter period.

7.  PROCEDURE FOR ENTERING INTO PROJECT STATEMENTS.
    ----------------------------------------------

    Each Project Statement issued under this Agreement shall become effective only when executed by authorized representatives of both parties. Neither party gives any assurance as to the issuance or execution of any subsequent Project Statements. Each Project Statement entered into under this Agreement shall be construed to incorporate the provisions of, and to be governed by, this Agreement.

8.  CONTRACT ADMINISTRATION.
    -----------------------

    Executive Coordinator. Upon the execution of this Agreement, Compaq and Tut shall each submit to the other party in writing the name, business address and telephone number of the Executive Coordinator(s) who shall be responsible for overall contract compliance. The responsibilities of the Executive Coordinators are as follows:

    a. administer and coordinate the overall aspects of the Agreement;

    b. arrange meetings, visits and consultations between the parties concerning matters related to this Agreement;

    c. appoint Program Managers and Project Managers as appropriate; and

    d. appoint technical advisory board members.

9.  CHANGES TO CONTRACT DOCUMENTS.
    -----------------------------

    a. Material Increases. In the event that a party proposes changes which
       ------------------
       materially increase the other party's cost or work effort, such proposal shall include a proposed equitable adjustment in payments and/or schedule. Where the parties agree to make a change to the Agreement documents, the parties shall negotiate in good faith such adjustments. Such revised payments will be based on a charge schedule similar to those applicable to unchanged work.

    b. Technical Changes. Program Managers or Project Managers, if appointed,
       -----------------
       may mutually propose, accept (by signature or initials) and implement changes to technical aspects of such Project Statement, provided such changes do not change dollar amounts, intellectual property rights or materially change Deliverables or time schedules.

10. CONFIDENTIALITY AND INFORMATION EXCHANGE.
    ----------------------------------------

    a. Exchange. The obligations of the parties regarding confidentiality under
       --------
       this Agreement and any Project Statement entered into by the parties pursuant to the Agreement shall be governed by the nondisclosure agreement between the parties effective 12/3/97 or any renewals thereof.

    b. Disclosure to Others. Neither party shall, without the prior written
       --------------------
       authorization of the other party, disclose to any third- party the terms and conditions of this Agreement, except as may be necessary to establish or assert rights hereunder, or as may be required by law or governmental regulations. Notwithstanding the foregoing, the parties may disclose the terms and conditions of this Agreement to subcontractors with a need to know, provided they have signed nondisclosure agreements no less restrictive than that signed between the parties.

11. REQUIREMENTS REGARDING AGREEMENTS WITH EMPLOYEES AND SUBCONTRACTORS.
    -------------------------------------------------------------------

    Each party agrees that it shall have and maintain, for so long as this Agreement and any Project Statements are in effect, written agreements with all employees, subcontractors or agents engaged by such party who assist with or contribute to that party's duties, obligations or performance under any Project Statement. The written agreements shall contain provisions sufficient to establish the rights and benefits contemplated by, and to assure compliance with this Agreement.

12. REPRESENTATIONS AND WARRANTIES.
    ------------------------------

    Each-party makes the following representations and warranties for the benefit of the other.

    a. No Extrinsic Assurances. Each party represents and warrants that, in
       -----------------------
       entering into this Agreement and from time to time during the term of this Agreement, it does not and will not rely on any promises, inducements, or representations made by the other with respect to the subject matter of this Agreement, nor on the expectation of any other business dealings with the other party, now or in the future, except as specifically provided in this Agreement.

    b. Ownership and Authority.
       -----------------------

       (1)  PAYMENT. WHEN A PROJECT STATEMENT GRANTS LICENSES THAT RESULT IN A
            -------
            ROYALTY OR OTHER PAYMENT OBLIGATION, THE PARTY GRANTING SUCH LICENSES REPRESENTS AND WARRANTS (a) THAT IT IS THE SOLE OWNER OF ALL LICENSED WORKS PROVIDED BY IT UNDER THE PROJECT STATEMENT, EXCEPT FOR ANY IDENTIFIED BASELINE MATERIALS AND/OR DELIVERABLES BELONGING TO THE OTHER PARTY OR THIRD PARTIES, (b) THAT SUCH PARTY HAS FULL AND SUFFICIENT AUTHORITY TO GRANT THE RIGHTS AND OR LICENSES GRANTED TO THE OTHER PARTY UNDER THIS AGREEMENT, AND (c) THAT LICENSED WORKS TO THE BEST KNOWLEDGE OF THE PARTY GRANTING THE LICENSE DO NOT INFRINGE A PATENT COPYRIGHT OR TRADE SECRET OF A THIRD PARTY.

       (2)  NO PAYMENT. WHEN A PROJECT STATEMENT GRANTS LICENSES THAT DO NOT
            ----------
            RESULT IN A ROYALTY OR OTHER PAYMENT OBLIGATION, ALL LICENSED WORKS ARE PROVIDED "AS IS" WITHOUT ANY WARRANTY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF OWNERSHIP, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT.

       EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 12, NEITHER PARTY MAKES ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, UNDER THIS AGREEMENT.

13. INDEMNIFICATION.
    ---------------

    a. Statement of Indemnification.  As to each Licensed Work covered by
       ----------------------------
       representations and warranty under Section 12(b)(1), Licensor agrees to defend, at its expense, any suit, claim or the like against Licensee to the extent such suit, claim or the like is based upon an assertion that
       (1) the Licensor does not have sufficient right, title and interest in the Licensed Works to enter into and/or convey the rights and licenses granted under any Project Statement, and/or (2) that the Licensed Works infringe the patent, copyright or trade secret rights of a third-party. Licensor agrees to pay the amount of any settlement or the costs, damages, and reasonable attorney's fees finally awarded in any such suit, claim or the like provided, that:

       (1) Licensor is notified promptly in writing of any notice of claim or of threatened or actual Suit;

       (2) Licensor has sole control of the defense of such suit, claim or the like and related settlement negotiations;

       (3) Licensee cooperates in the defense and settlement of such suit, claim or the like at the expense of Licensor; and

       (4) Any such settlement shall contain no admission of Licensor's liability without the prior written approval of the Licensor.

       Following notice from Licensee of a claim or of a threatened or actual suit, to the extent based on the above, Licensor shall, at its expense, procure for Licensee the right to continue to market, use, and/or have others market or use the allegedly infringing Licensed Work, or replace or modify the same to make it non-infringing. If Licensor elects to replace or modify such Licensed Work, such replacement shall substantially meet the specifications contained in the applicable Project Statement.

    b. Exceptions. Neither party shall have liability for any intellectual
       ----------
       property infringement claim based on the combination of a Licensed Work with a third party's software or equipment if (1) such infringement would have occurred with such software or equipment being used alone or in combination with each other or (2) there is a commercially reasonable non-infringing implementation having similar performance or (3) such claim of infringement is based on patent claims whose novelty resides in (a) features outside of the Licensed Work or (b) a combination of features where the Licensed Work could be replaced with a generic functional equivalent without eliminating an element from the claimed combination.

    c. Exclusive Statement. Sections 12 and 13 contain the entire and exclusive
       -------------------
       rights and obligations of the parties regarding any claim of infringement.

14. TERM AND TERMINATION.
    --------------------

    a. Stated Term of Agreement. After an initial five (5) year term, this
       ------------------------
       Agreement shall automatically renew for additional one (1) year periods unless either party provides the other with written notice one hundred eighty (180) days or more before the end of any term; provided, however, that this Agreement shall continue to remain in effect with respect to any Project Statement already in effect prior to such expiration until such Project Statement is terminated and/or performance thereunder is completed.

    b. Termination for Convenience. Neither party may terminate this Agreement
       ---------------------------
       prior to the first anniversary of the Effective Date. Either party may then terminate this Agreement upon not less than one hundred eighty (180) days' notice to the other party; provided, however, that its terms shall survive with respect to any Project Statement already in effect prior to such termination until performance thereunder is completed.

    c. Termination for Cause. Either party shall have the option to terminate
       ---------------------
       this Agreement or any Project Statement in the event that the other party materially breaches any Agreement document and the breach remains uncured for sixty (60) days after written notification to the breaching party.

    d. Change of Control or Acquisition. If either party undergoes a Change of
       --------------------------------
       Control, the other party shall have the option to immediately terminate this Agreement and have returned any or all Confidential Information then in the possession of the other party and any Materials delivered under any Agreement documents, provided, however, that nothing in this Section shall be deemed to waive any obligation Tut has on account of such change of control pursuant to Section 3(e).

    e. Survival. In the event of expiration or termination of this Agreement,
       --------
       those Sections which by their nature are intended by the parties to survive shall survive and continue in effect to the extent necessary to protect the rights of the parties and their sublicensees (including end-users). In addition, Sections 3a, 3b, 3e, and 3f shall survive so long as Compaq maintains an equity investment in Tut.

15. LIMITATION OF LIABILITIES.
    -------------------------

    EXCEPT AS SET FORTH IN SECTION 13, NEITHER PARTY SHALL BE ENTITLED TO INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, EVEN IF ADVISED OF THE LIKELIHOOD OF SUCH DAMAGES, OR FOR ANY DIRECT DAMAGES EXCEEDING [*].

16. FREEDOM OF ACTION.
    -----------------

    Unless specifically set forth in a Project Statement or signed addendum to this Agreement, nothing in any Agreement document shall be construed as prohibiting or restricting either party from independently developing or acquiring and marketing materials and/or programs which are competitive with the Licensed Works or from entering into similar agreement with other parties.

17. GENERAL.
    -------

    a. Notice. Unless otherwise agreed to by the parties, all notices required
       ------
       under this Agreement (except those relating to product pricing, changes and upgrades) shall be deemed effective when received and made in writing by either (i) registered mail, (ii) certified mail, return receipt requested, or (iii) overnight mail, addressed and sent to the attention:


       Tut:      Tut Systems, inc.
       ---       2495 Estand Way
                 Pleasant Hill, CA 94523-3911
                 Attn: Matt Taylor CTO



       Compaq:   Compaq Computer Corporation.
       ------    20555 S. H. 249
                 Houston, Texas 77070
                 Attn: Mark Carpenter

       with a copy of non-technical notices to:

       Tut:      Tut Systems, Inc.
       ---       2495 Estand Way
                 Pleasant Hill, CA 94523-3911
                 Attn: CFO

       Compaq:   Compaq Computer Corporation
       ------    20555 S.H. 249
                 Houston, Texas 77070
                 Attn: General Counsel,
                 Consumer Products Group

    b. Construction.
       ------------

       (1) Headings. The headings of this Agreement are provided for reference
           --------
           only and shall not be used as a guide to interpretation.

       (2) Order of Precedence. In the event of inconsistency between or among
           -------------------
           the various Agreement documents, the following order of precedence shall govern interpretation:

           (a)  Project Statements;

           (b)  This document;

           (c)  Documents incorporated by reference; and

           (d)  Purchase Orders.

    c. Independent Contractor. Each party is and shall remain an independent
       ----------------------
       contractor with respect to all performance rendered pursuant to the Agreement documents. Neither party nor any employee thereof shall be considered an employee or agent of the other party for any purpose and shall have no authority to bind or make commitments on behalf of such other party for any purpose and shall not hold itself or themselves out as having such authority.

       Each party assumes full responsibility for its actions and the actions of its personnel in rendering performance pursuant to this Agreement, and each party shall have sole responsibility for the supervision, daily direction and control, payment of salary (including withholding of income taxes and social security), worker's compensation, disability benefits and the like of its personnel. Each party assumes full responsibility


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

       for the acts of all its subcontractors.

    d. Compliance with Laws. Each party shall, at its own expense, comply with
       --------------------
       any governmental law, statute, ordinance, administrative order, rule or regulation relating to its duties, obligations and performance under this Agreement and shall procure all licenses and pay all fees and other charges required thereby.

    e. Export of Technical Data. The parties shall not, nor shall they authorize
       ------------------------
       or permit their employees, agents or subcontractors to, export or reexport any Licensed Works, any technical information, or any process, product or service that is produced under this Agreement to any country specified as a prohibited destination in applicable national, state and local laws, regulations and ordinances, including the Regulations of the U.S. Department of Commerce and/or the U.S. State Department, without first obtaining government approval.

    f. Taxes. Each party shall have sole responsibility for the payment of all
       -----
       taxes and duties imposed by all governmental entities, as they pertain to its duties, obligations and performance under this Agreement.

    g. Force Majeure. Neither party shall be held liable for failure to fulfill
       -------------
       its obligations other than payment obligations under this Agreement, if the failure is caused by flood, extreme weather, fire, or other natural calamity, acts of governmental agency, or similar causes beyond the control of such party, and the term for performance shall be increased to a reasonable period of time.

       Assignment. Neither party may sell, transfer, assign, or subcontract this
       ----------
       Agreement or any right or obligation set forth herein, except as expressly provided herein, without the prior written consent of the other party. Any act in derogation of the foregoing shall be null and void.

    i. Governing Law. The validity, construction, and performance of this
       -------------
       Agreement shall be governed by the substantive law of the State of Texas without regard to the conflicts of law provisions thereof.

    j. No Other Rights. This Agreement shall not be construed to grant any
       ---------------
       rights by implication, estoppel, or otherwise, that are not granted through its express provisions.

    k. Amendments. All changes to Agreement documents must be made in writing
       ----------
       and executed by authorized representatives of both parties. The terms of the Agreement may only be changed by a written amendment signed by an authorized representative of each party. Amendments implemented by a signed Project Statement shall be effective only with respect to that Project Statement.

    l. Severability. If any provision of this Agreement is held by a court of
       ------------
       competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect and shall be interpreted, to the extent possible, to achieve its purposes without the invalid, illegal or unenforceable provision.

    m. Entire Agreement. The provisions of this Agreement, as in effect from
       ----------------
       time to time by their terms, constitute the entire agreement between the parties and supersede all prior agreements, oral or written, and all other communications relating to the subject matter of this Agreement. Any terms contained in invoices, acknowledgments, shipping instructions, or other forms that are inconsistent with or different from the terms of this Agreement shall be void and of no effect.

18. SIGNATURES. The parties have caused this Agreement to be executed by their
    ----------
    duly authorized representatives.



COMPAQ COMPUTER CORPORATION

Signature /s/ Michael Baker
          ---------------------------

Name      Mike Baker
          ---------------------------

Title     VP Controller
          ---------------------------

Date      7/14/98
          ---------------------------


TUT SYSTEMS, INC

Signature /s/ Matthew Taylor
          ---------------------------

Name      Matthew Taylor
          ---------------------------

Title     Chairman
          ---------------------------

Date      7/7/98
          ---------------------------

                                   EXHIBIT 1

                               Specified Persons
                               -----------------

                                     [*]



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT 2

                                   Companies
                                   ---------


                                      [*]



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                            PROJECT STATEMENT NO. 1
                                    to the
                               MASTER AGREEMENT
                                    between
                          COMPAQ COMPUTER CORPORATION
                                      and
                               Tut SYSTEMS, INC.


This is Project Statement No. 1 with an Effective Date of April 21, 1998 by Compaq Computer Corporation ("Compaq") and Tut Systems, Inc. ("Tut"), pursuant to the Alliance Agreement executed between Compaq and Tut with an effective date of April 21, 1998 (Agreement) into which this Project Statement is incorporated by reference.

1.  COMMENCEMENT
    ------------

    This Project Statement shall commence on the Effective Date.

2.  PROJECT DESCRIPTION
    -------------------

    The purpose of this Project Statement is to describe the responsibilities and obligations of the parties regarding the development, testing, release to manufacture by Tut of HomeRun(TM) (Hardware) and supporting software
    (Code) more fully described in Attachment 1 hereto.

3.  PROJECT LOCATION
    ----------------

    This Project Statement shall be performed at, or managed by (i) Compaq's office in Houston, Texas, (ii) Tut's office at 2495 Estand Way, Pleasant Hill, CA 94523-3911. All Tut Deliverables shall be due at Compaq's Houston office.

4.  BRANDING
    --------

    Compaq agrees to affix a mutually agreeable logo ("Logo") representing the HomeRun(TM) technology and not remove such Logo if previously affixed to chipsets or adapter cards acquired or manufactured by, or on behalf of, Compaq, and in any advertising, marketing, technical or other materials related thereto. The preceding notwithstanding, Compaq shall not be obligated to affix or reference such Logo unless a specific reference is made to the HomeRun(TM) technology directly in such advertising, marketing, technical or other materials. Tut agrees that it shall use its best efforts to ensure that any use of the Logo (i) shall be consistent among all licensees of the technology.

5.  DEFINITIONS
    -----------

    All capitalized terms herein shall have the same meaning ascribed to them in the Master Agreement unless the context expressly provides otherwise. For purposes of this Project Statement, the following definitions shall also apply:

    a. Alpha Release - shall mean the Hardware and Code whose features are 100%
       -------------
       complete, whose functionality is 70% complete, and that is fully localization enabled (per requirements).

    b. Beta Release - shall mean the Hardware and Code that includes 100%
       ------------
       functionality and functional completion.

    c. Go To Silicon (GTS) - shall mean the Hardware and Code that includes
       -------------------
       functionally complete with no Priority 1/Priority 2 defects (as detected during component level test), Hardware and Code freeze. Design is ready to be integrated into silicon.

    d. Production Release - shall mean the version of the Hardware and Code
       ------------------
       after complete system integration testing, and all Priority 1/Priority 2 defects are corrected and closed.

    e. Compaq Acceptance - shall mean the independent testing conducted by
       -----------------
       Compaq Quality Engineering to verify compliance with the Functional Specification.

    f. Functional Specification - shall mean the HomeRun(TM). Physical Layer
       ------------------------
       Specification, dated 3/17/98 attached hereto, and incorporated herein.

    g. Error Severity Classification - shall mean the following:
       -----------------------------

      i. Priority 1 Error shall mean a feature/function as specified in the associated specifications does not work and there are no known
           Workarounds:
     ii. Priority 2 Error shall mean a feature/function as specified, in the associated specifications does not work and there is a Workaround.
     iii. Priority 3 shall mean a feature/function as specified in associated specifications does not conform to the specification and there are reasonable Workarounds.
     iv. Priority 4 Error shall mean a Cosmetic issue which does not impact features or functions as specified in the associated specifications.

    h. Product Announcement - shall mean a public announcement containing
       --------------------
       availability, pricing and customer ordering information.

    i. [*]

    j. HomeRun(TM) - shall mean the Tut HomeRun(TM) technology developed for
       -----------
       phoneline home networking running at a data rate of [*]

    k. Silicon Manufacturer - shall mean a manufacturer of silicon devices who
       --------------------
       is capable of developing and manufacturing high quality Application Specific Integrated Circuits (ASICs) from basic circuit designs as may be provided by Tut.

    l. Market Development - - shall mean those activities that directly promote
       ------------------
       the joint interests of the parties related to home networking and the creation of standards related thereto.

    m. UADSL - shall mean Universal Asynchronous Digital Subscriber Line.
       -----

    n. Preferred OEM Status - shall mean a most preferential position relative
       --------------------
       to any other OEM that Tut might engage with. Under such preferential position, Compaq shall be afforded no less favorable licensing terms than any other OEM.

    o. [*]

6.  CONSIDERATION.
    -------------

    In consideration of the development, test and other activities associated with providing Compaq the Hardware and Code specified in the Functional Specifications, the parties have exchanged [*], the sufficiency of which the parties hereby agree.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.  PROJECT MANAGERS.
    ----------------

    The Project Managers for the parties shall be specified in writing within thirty (30) days of the Effective Date of this Project Statement.

8.  BASELINE MATERIALS.
    ------------------

    The Baseline Materials, if any, of each party are specified in Attachment 2 of this Project Statement.

9.  Tut RESPONSIBILITIES.
    --------------------

    Tut shall:

    a. Grant a license to Compaq for the right to use the HomeRun(TM) technology per Section 15.

    b. Ensure that at least two (2) Silicon Manufacturers are contractually obligated to provide HomeRun-based Network Interface Controller ASICs.

    c. [*]

    d. [*]

    e. Work jointly with Compaq to evangelize phoneline home networking in the industry through Market Development and participation in standards activities (IEEE).

    f. Develop and deliver to Compaq HomeRun(TM) technology per the schedule in Attachment 1.

    g. Provide an access controlled environment for any Compaq unannounced products provided by Compaq to Tut under this Project Statement.

    h. Provide to Compaq periodic defect reports for all Hardware and Code provided under this Project Statement. These reports shall be provided as needed, but no less frequently than once per. month, the content and format to be mutually agreed to, but to include, at minimum, an itemization of each outstanding defect and the estimated resolution date.

    i. Isolate and resolve any issues found during Compaq testing of the Reference Design. Tut shall support isolation and resolution of issues found during integration of the resulting hardware based Reference Design into Compaq platforms. To the extent that isolation of said integration issues determine that Tut deliverables are at fault, Tut shall own their resolution to Production Release definition.

    j. Provide HomeRun(TM) specifications including analog front end, both analog and digital physical layer components and analog modifications.

    k. Provide any Maintenance Modifications of Tut deliverables created during the Term of this Project Statement.

    l. Prepare "Train The Trainer" education materials for HomeRun(TM).


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10. COMPAQ RESPONSIBILITIES.
    -----------------------

    Compaq shall:
    a. Conduct the Compaq Acceptance in accordance with the schedule specified Attachment 1.

    b. Provide to Tut the following Compaq Confidential Documents in accordance with the schedule specified in Attachment 1

       i. Hardware Functional Specification

    c. Review and approve the Tut test plan documents in accordance with the schedule in Attachment 1.

    d. Review and approve the Tut Reference Design in accordance with the schedule in Attachment 1.

    e. Work jointly with Tut to evangelize phoneline home networking in the industry through Market Development and participation in standards activities.

    f. Participate in field testing of HomeRun(TM) in conjunction with Compaq and other 3rd parties.

11. JOINT RESPONSIBILITIES
    ----------------------

    a. Negotiate in good faith a Marketing Project Statement with a target date for completion of sixty (60) days from the Effective Date of this Project Statement. Such Marketing Project Statement shall address the method of funding, schedule of events, roles and responsibilities of the parties and shall consider activities, communications or announcements that may be of mutual interest and benefit to both parties.

    b. Investigate areas whereby Tut can provide technology and Services other than the HomeRun(TM) technology

    c. Ensure that training on HomeRun(TM) technology insofar as it is included with Compaq systems, or otherwise available from Compaq is included in the training materials for Compaq representatives and sales consultants.

    d. Upon a mutually agreed to date and forum, announce

       i.    Compaq's investment in Tut
       ii.   The signing of an agreement with Tut.
       iii. The participation with Tut in the formation of a 1Mbps home networking consortium

       [*]

    e. [*]

12. COMPAQ ACCEPTANCE
    -----------------

    Tut shall select and qualify a silicon manufacturer and verify the Reference Design through GTS.

       [*]

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

    Within thirty (30) working days of the delivery of a Reference Design version by Tut, Compaq shall provide Tut with a written notice of acceptance or rejection. Any notice of rejection shall include a statement of Errors to be corrected in the Reference Design. If Compaq fails to provide such notice of acceptance or rejection, then the subject Reference Design version shall be deemed to be accepted. Upon receipt of a notice of rejection, Tut shall, within a commercially reasonably period of time based upon the Error Severity Classification, or as otherwise mutually agreed upon, correct the Errors in the Reference Design version as set forth in the notice of rejection. Compaq shall, within ten (10) working days after such redelivery by the manufacturer, provide Tut with a written notice of acceptance or rejection. The procedure set forth in the previous sentence will be repeated until Compaq accepts the Reference Design version or after a reasonable number of attempts based upon the Error Severity Classification terminates this Project statement.

    Errors reported to Tut for correction in the Reference Design during this Acceptance process shall be deemed Development Errors and shall be identified by Error Severity Classification. Errors reported between completion of the Acceptance process and manufacturing release of [*] from the Consumer Products Group at Compaq shall be deemed Integration Errors, which shall also be identified by Error Severity Classification and be treated as Development Errors. The period of time for the discovery of Integration Errors shall not extend, beyond [*]. To the extent that such Integration Errors fail to meet Reference Design criteria, a new Reference Design Release shall be delivered by Tut in accordance to the process outlined in the previous paragraph. Errors that are subsequently identified in the Reference Design by Tut, Compaq or other third parties in the Production Release version shall be considered Errors to be corrected under the support provisions for Licensed Products.

13. PROJECT MANAGEMENT.
    ------------------

    The Project Managers shall issue semi-monthly a joint written status report clearly describing the status of the development activity.

    Project status/review meetings may be held weekly. These meetings shall be at either party's office location, by teleconference, or may be waived as deemed appropriate by the Tut and Compaq Project Managers. Attendees shall include all individuals from either Compaq or Tut required to present and/or discuss the project status and/or outstanding issues.

14. SUPPORT.
    -------

    Tut shall provide support for the Hardware by using its best efforts to correct Errors reported and demonstrable in the Reference Design. Additionally, it shall use commercially reasonable best efforts to assist in the correction of Errors reported after Production Release by Compaq or other third parties in the Production Release version.

15. LICENSE GRANTS.
    --------------

    For the Hardware provided under this Project Statement or otherwise acquired from a licensed silicon manufacturer or other third party with appropriate licenses from Tut, Tut hereby grants to Compaq a royalty free

    1. Manufacturing License as defined in the Agreement that provides Compaq the right to manufacture or have manufactured integrated circuits and discrete components based upon the HomeRun(TM) technology-only for use in fulfillment of Compaq's internal needs for chips or chipsets that embody the HomeRun(TM) technology, and only in the event that (i) no more than one Silicon Manufacturer is contractually obligated by Tut to manufacture the HomeRun(TM)-based Network Interface Controller ASIC by 8/1/98, or
       (ii) one of the two previously licensed manufacturers ceases to be a licensed manufacturer and Tut has not licensed a replacement second manufacturer within one hundred twenty (120) days. Such license shall


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

       include the obligation to provide the deliverables as defined in Attachment 3 (Manufacturing License Deliverables).

    2. Trademark License as defined in the Agreement that permits Compaq to use the Tut and/or HomeRun(TM) logo in compliance with its obligations in this Project Statement.

    3. [*]

16. TERM.
    ----

    This Project Statement shall expire five (5) years from the Effective Date. Notwithstanding any termination of this Project Statement, Compaq's Licenses granted in Section 15 above shall survive.

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES,


COMPAQ COMPUTER CORPORATION                    Tut SYSTEMS, INC.


By: /s/ Mike Baker                           By:   /s/ Matthew Taylor
   ------------------------------                 ------------------------------

Name:  Mike Baker                            By:      Matthew Taylor
       --------------------------                     --------------------------

Title: VP Controller                         Title:   Chairman
       --------------------------                     --------------------------

Date:  7/14/98                               Date:    7/17/98
       --------------------------                     -------------------------



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 ATTACHMENT 1

                      PROJECT DELIVERABLES AND SCHEDULES

DESCRIPTION                                       DUE DATE


SPECIFICATIONS

1.  [*]
2.  [*]
3.  [*]

FIELD TESTING/COMPATABILITY TESTING

1.  [*]
2.  [*]
3.  [*]
4.  [*]
5.  [*]
6.  [*]

DESIGN MODIFICATIONS

1.  [*]
2.  [*]
3.  [*]
4.  [*]

SILICON MANUFACTURING SOURCES

1.  [*]
2.  [*]



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 ATTACHMENT 2

                              BASELINE MATERIALS

                                 ATTACHMENT 3

                      MANUFACTURING LICENSE DELIVERABLES


1. [*]
2. [*]
3. [*]
4. [*]
5. [*]
6. [*]
7. [*]
8. [*]


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                  Page 9 of 9